CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 25, 2006, accompanying the consolidated financial statements of WeddingChannel.com and its subsidiaries for the years ended December 31, 2005 and 2004 as filed on Form 8-K, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Los Angeles, California
July 18, 2006